                                                                     Exhibit 3.2

   ----------------------------------------------------------------------



                             MTC TECHNOLOGIES, INC.


                           AMENDED AND RESTATED BYLAWS

                                As Adopted and in
                           Effect on June 11, 2002



   ----------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                   Page
                                                                                   ----
STOCKHOLDERS' MEETINGS ...........................................................   4
----------------------
      Time and Place of Meetings .................................................   4
      --------------------------
      Annual Meeting .............................................................   4
      --------------
      Special Meetings ...........................................................   4
      ----------------
      Notice of Meetings .........................................................   4
      ------------------
      Inspectors .................................................................   5
      ----------
      Quorum .....................................................................   5
      ------
      Voting .....................................................................   5
      ------
      Order of Business ..........................................................   6
      -----------------
DIRECTORS ........................................................................   8
---------
      Function ...................................................................   8
      --------
      Number, Election and Terms .................................................   8
      --------------------------
      Vacancies and Newly Created Directorships ..................................   8
      -----------------------------------------
      Removal ....................................................................   8
      -------
      Nominations of Directors; Election .........................................   8
      ----------------------------------
      Resignation ................................................................  10
      -----------
      Regular Meetings ...........................................................  10
      ----------------
      Special Meetings ...........................................................  10
      ----------------
      Quorum .....................................................................  10
      ------
      Participation in Meetings by Remote Communications .........................  10
      --------------------------------------------------
      Committees .................................................................  11
      ----------
      Compensation ...............................................................  11
      ------------
      Rules ......................................................................  11
      -----
NOTICES ..........................................................................  12
-------
      Generally ..................................................................  12
      ---------
      Waivers ....................................................................  12
      -------
OFFICERS .........................................................................  12
--------
      Generally...................................................................  12
      ---------
      Compensation ...............................................................  12
      ------------
      Succession .................................................................  12
      ----------

      Authority and Duties .......................................................  13
      --------------------
STOCK ............................................................................  13
-----
      Certificates ...............................................................  13
      ------------
      Classes of Stock ...........................................................  13
      ----------------
      Lost, Stolen or Destroyed Certificates .....................................  13
      --------------------------------------
      Record Dates ...............................................................  13
      ------------
GENERAL ..........................................................................  14
-------
      Fiscal Year ................................................................  14
      -----------
      Seal .......................................................................  14
      ----
      Reliance Upon Books, Reports and Records ...................................  14
      ----------------------------------------
      Time Periods ...............................................................  14
      ------------
      Amendments .................................................................  15
      ----------
      Certain Defined Terms ......................................................  15
      ---------------------

                             STOCKHOLDERS' MEETINGS
                             ----------------------

     1.   Time and Place of Meetings. All meetings of the stockholders for the
          --------------------------
election of the members of the Board of Directors (the "Directors") or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors (the "Board") of MTC Technologies, Inc. (the "Corporation") or, in the absence of a designation by the Board, the Chairman of the Board (the "Chairman"), the President, or the Secretary, and stated in the notice of meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of the stockholders will not be held at any place, but may instead be held by means of remote communication, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

     2.   Annual Meeting. An annual meeting of the stockholders will be held at
          --------------
such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with Bylaw 8.

     3.   Special Meetings. Special meetings of the stockholders may be called
          ----------------
only (i) by the Chairman, (ii) by the President or (iii) within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Corporation would have if there were no vacancies (the "Whole Board"), by the Secretary. Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.

     4.   Notice of Meetings. Written notice of every meeting of the
          ------------------
stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be given, including by a form of electronic transmission consented to by the stockholder, not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. Such notice must include the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof, as well as the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the
                                                  --------  -------
adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting, as well as the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

     5.   Inspectors. The Board may appoint one or more inspectors of election
          ----------
to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

     6.   Quorum. Except as otherwise provided by law or in a Preferred Stock
          ------
Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy including by means of remote communication, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy including by means of remote communication, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, including announcement of the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, until a quorum is present or represented.

     7.   Voting. Except as otherwise provided by law, by the Corporation's
          ------
Certificate of Incorporation, or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting, and such votes may be cast either in person or by proxy, including by means of remote communication. Every proxy must be authorized in a manner permitted by
Section 212 of the General Corporation Law of the State of Delaware (or any successor provision). Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary of the Corporation or by a later appointment of a proxy. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these Bylaws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon, present in person or represented by proxy, including by means of remote communication, at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or by proxy, including by means of remote communication, at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or as otherwise provided in these Bylaws, the Certificate of Incorporation, a Preferred Stock Designation, or by law.

     8.   Order of Business.
          -----------------

     (a) The Chairman or, in the event the Chairman is unwilling or unable, such other officer of the Corporation designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, by (i) ascertaining whether any stockholder or his or her proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has been unduly disruptive or is likely to disrupt the proceedings thereat and (ii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

     (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Bylaw 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with Bylaw 8(c).

     (c)

          (i) For business to be properly requested by a stockholder to be brought before an annual meeting, (A) the stockholder must be a stockholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (B) the stockholder must be entitled to vote at such meeting, (C) the stockholder must have given timely notice thereof in writing to the Secretary and (D) if the stockholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the Corporation with a Proposal Solicitation Notice, as that term is defined in this Bylaw 8(c)(iii) below, such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at the least the percentage of shares of the Corporation entitled to vote required to approve such business that the stockholder proposes to bring before the annual meeting and included in such materials the Proposal Solicitation Notice.

          (ii) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the
                                                 --------  -------
date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of this Bylaw 8(c) and Bylaw 13, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 or furnished to stockholders.

          (iii) A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) any arrangements among such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made,
(E) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote required to approve the proposal (an affirmative statement of such intent, a "Proposal Solicitation Notice").

          (iv) Notwithstanding the foregoing provisions of this Bylaw 8(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 8(c). Nothing in this Bylaw 8(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

     (d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman, the President or a majority of the Whole Board in accordance with Bylaw 4 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

     (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Bylaw 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting, and any such business will not be conducted or considered.

                                    DIRECTORS
                                    ---------

     9.   Function. The business and affairs of the Corporation will be managed
          --------
under the direction of its Board.

     10.  Number, Election and Terms. Subject to the rights, if any, of any
          --------------------------
series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation and to the minimum and maximum number of authorized Directors provided in the Certificate of Incorporation, the authorized number of Directors may be determined from time to time only (i) by a vote of a majority of the Whole Board or (ii) by the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Certificate of Incorporation.

     11.  Vacancies and Newly Created Directorships. Subject to the rights, if
          -----------------------------------------
any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

     12.  Removal. Subject to the rights, if any, of the holders of any series
          -------
of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation and, if applicable, any amendment to this Bylaw 12.

     13.  Nominations of Directors; Election.
          ----------------------------------

     (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with this Bylaw 13 will be eligible for election at a meeting of stockholders to be members of the Board.

     (b) Nominations of persons for election as Directors of the Corporation may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder (A) who is a stockholder of record at the time of giving of notice provided for in this Bylaw 13, (B) who is entitled to vote for the election of Directors at such meeting and (C) who complies with the procedures set forth in this Bylaw 13. If a stockholder, or a beneficial owner on whose behalf any such nomination is made, has provided the Corporation with a Nomination Solicitation Notice, as that term is defined in this Bylaw 13 below, such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote required to approve such nomination and included in such materials the Nomination Solicitation Notice. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

     (c)

          (i) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the
                                                 --------  -------
date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

          (ii) To be in proper written form, such stockholder's notice must set forth or include (A) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (B) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (C) the class and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (D) a description of all arrangements or understandings between or among any of (1) the stockholder giving the notice, (2) the beneficial owner on whose behalf the notice is given, (3) each nominee and (4) any other person or persons (naming such person or persons) who will make the nomination or nominations at the meeting on behalf of the stockholder giving the notice; (E) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; (F) any additional information required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission regarding participants in any solicitation of proxies by or on behalf of the stockholder giving the notice; (G) the signed consent of each nominee to serve as a Director of the Corporation if so elected; and (H) a statement indicating whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote required to elect such nominee or nominees (an affirmative statement of such intent, a "Nomination Solicitation Notice").

                  (iii) At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Bylaw 13, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Bylaw 13, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 13.

         14.      Resignation.  Any Director may resign at any time by giving
                  -----------
notice in writing, including by means of electronic transmission, of his or her resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

         15.      Regular Meetings.  Regular meetings of the Board may be held
                  ----------------
immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

         16.      Special Meetings. Special meetings of the Board may be called
                  ----------------
by the Chairman or the President on one business day's notice to each Director by whom such notice is not waived, given either personally or by mail, courier, telephone, facsimile, electronic transmission or similar medium of communication, and will be called by the Chairman or the President in like manner and on like notice on the written request of a majority of the Whole Board. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting. Any such notice need not state the purpose or purposes of such meeting except as provided in Bylaw 36.

         17.      Quorum. At all meetings of the Board, a majority of the Whole
                  ------
Board will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present.

         18.      Participation in Meetings by Remote Communications. Members of
                  --------------------------------------------------
the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

         19.      Committees.
                  ----------

         (a) The Board, by resolution passed by a majority of the Whole Board, may designate an executive committee (the "Executive Committee") of not less than two members of the Board, one of whom will be the Chairman. Unless otherwise provided by a resolution passed by a majority of the Whole Board, the Executive Committee, if any, will have and may exercise the powers of the Board, except the power to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to the stockholders for approval, or (ii) adopt, amend or repeal any Bylaw of the Corporation.

         (b) The Board, by resolution passed by a majority of the Whole Board, may designate one or more additional committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.

         (c) Each committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such action by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         (d) Except as otherwise provided in these Bylaws or by law, any committee of the Board, to the extent provided in Bylaw 19(a) or, if applicable, in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Corporation. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

         20.      Compensation.  The Board may establish the compensation for,
                  ------------
and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, for attendance at meetings of the Board or committees of the Board and for other services by Directors to the Corporation or any of its majority-owned subsidiaries.

         21.      Rules.  The Board may adopt rules and regulations for the
                  -----
conduct of meetings and the oversight of the management of the affairs of the Corporation.

                                     NOTICES
                                     -------

         22.      Generally. Except as otherwise provided by law, these Bylaws
                  ---------
or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, facsimile, electronic transmission or similar medium of communication or as otherwise may be permitted by these Bylaws.

         23.      Waivers. Whenever any notice is required to be given by law or
                  -------
under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    OFFICERS
                                    --------

         24.      Generally. The officers of the Corporation will be elected by
                  ---------
the Board and will consist of a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function or seniority) and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, President, Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

         25.      Compensation.  The compensation of all officers and agents of
                  ------------
the Corporation who are also Directors of the Corporation will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate to an officer of the Corporation the power to fix, the compensation of other officers and agents of the Corporation.

         26.      Succession.  Each officer of the Corporation will hold office
                  ----------
until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board.

Any vacancy occurring in any office of the Corporation may be filled by the Board or by the Chairman as provided in Bylaw 24.

     27. Authority and Duties. Each of the officers of the Corporation will have
         --------------------
such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

                                      STOCK
                                      -----

     28. Certificates. Certificates representing shares of stock of the
         ------------
Corporation will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Corporation by the Chairman and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

     29. Classes of Stock. The designations, preferences, and relative
         ----------------
participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, must be set forth in full or summarized on the face or back of the certificates that the Corporation issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information at no charge.

     30. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new
         --------------------------------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

     31. Record Dates.
         ------------

     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned
--------  -------
meeting.

         (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

         (c) The Corporation will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

                                     GENERAL
                                     -------

         32. Fiscal Year. The fiscal year of the Corporation will end on
             -----------
December 31st of each year or such other date as may be fixed from time to time by the Board.

         33. Seal.  The Board may adopt a corporate seal and use the same by
             ----
causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         34. Reliance Upon Books, Reports, and Records. Each Director, each
             -----------------------------------------
member of a committee designated by the Board and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         35. Time Periods. In applying any provision of these Bylaws that
             ------------
requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

         36. Amendments. Except as otherwise provided by law or by the
             ----------
Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted
              --------
upon at any such meeting has been described or referred to in the notice of such meeting or (ii) at any meeting of the Board, provided that no amendment adopted
                                             --------
by the Board may vary or conflict with any amendment adopted by the stockholders and any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting. Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, Bylaws 1, 3, 8, 10, 11, 12, 13 and 36 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. Notwithstanding anything contained in these Bylaws to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Bylaw 36.

         37. Certain Defined Terms.  Terms used herein with initial capital
             ---------------------
letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation.